EXHIBIT 10.1

VERSO TECHNOLOGIES, INC.
2007 STOCK INCENTIVE PLAN

Effective Date: December 19, 2007

TABLE OF CONTENTS
		Page
1.	Purpose	3
2.	Definitions	3
3.	Successor to Prior Plan	6
4.	Shares Subject to this Plan	7
5.	Option Rights	8
6.	Restricted Stock	8
7.	Restricted Stock Units	9
8.	Performance Shares and Performance Units	10
9.	Effect of Termination of Employment or Other Service	11
10	Administration of this Plan	12
11	Adjustments	12
12	Change of Control	12
13	Non-U.S. Participants	13
14	Transferability	13
15	Withholding Taxes	13
16	Compliance with Section 409A of the Code	14
17	Parachute Limitations	14
18	Effective Date	15
19	Amendments	15
20	Termination	16
21	Requirements of Law	16
22	Governing Law	16
23	Unfunded Plan	16
24	Miscellaneous Provisions	17

VERSO TECHNOLOGIES, INC.
2007 STOCK INCENTIVE PLAN

1.  Purpose. The purpose of the Verso Technologies, Inc. 2007 Stock Incentive Plan is to advance the interest of the shareholders of the Company by enhancing its ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s shareholders.

2.  Definitions. As used in this Plan,

(a)  “1999 Stock Incentive Plan” means the Company’s 1999 Stock Incentive Plan, as amended.

(b)  “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 9 of this Plan, such committee (or subcommittee).

(c)  “Benefit Arrangement” means any formal or informal plan or arrangement for the direct or indirect provision of compensation to a Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant.

(d)  “Cause” means (i) with respect to any Participant subject to any employment or other agreement with the Company or any Subsidiary, as such term is defined in such employment or other agreement, or (ii) if such term is not defined in such employment or other agreement or with respect to any Participant not subject to any employment or other agreement with the Company or any Subsidiary (A) fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (B) any unlawful or criminal activity of a serious nature, (C) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (D) any material breach of any employment, service or noncompete agreement entered into with the Company or any Subsidiary.

(e)  “Change of Control” has the meaning provided in Section 12 of this Plan.

(f)  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)  “Common Stock” means the common stock, par value $0.01 per share, of the Company or any security into which such shares of Common Stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(h)  “Company” means Verso Technologies, Inc., a Minnesota corporation, and its successors.

(i)  “Covered Employee” means a Participant who is, or is determined by the Board to be a Participant who may become, a “covered employee” within the meaning of Section 162(m) of the Code.

(j)  “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Performance Shares, Performance Units or a grant or sale of Restricted Stock or Restricted Stock Units, will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).

(k)  “Director” means a member of the Board.

(l)  “Disability” means, with respect to any Participant, the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or any Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, then the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

(m)  “Effective Date” means the date immediately following the date that this Plan is approved by the shareholders of the Company.

(n)  “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence that sets forth the terms and conditions of Option Rights, Performance Shares or Performance Units granted, or a grant or sale of Restricted Stock or Restricted Stock Units. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and need not be signed by a representative of the Company or a Participant; provided, however, that in the case of any grant of an IncentiveStock Option, such Evidence of Award must satisfy the requirements of Treasury Regulation § 1.421-1(a)(3) (including any successor provision thereto).

(o)  “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(p)  “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code.

(q)  “Incumbent Directors” means the individuals who, as of the Effective Date, are Directors of the Company and any individual becoming a Director subsequent to the date thereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such individual is named as a nominee for Director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) promulgated under the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(r)  “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Restricted Stock, Restricted Stock Units or dividend credits pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any award to a Covered Employee will be based on specified levels of, or growth in, one or more of the following criteria:

(i)	Appreciation in value of shares;

(ii)	Total shareholder return;

(iii)	Earnings per share;

(iv)	Operating income;

(v)	Operating income before depreciation or amortization;

(vi)	Net income;

(vii)	Pretax earnings;

(viii)	Earnings before interest, taxes, depreciation and amortization;

(ix)	Pro forma net income;

(x)	Return on equity;

(xi)	Return on designated assets;

(xii)	Return on capital;

(xiii)	Economic value added;

(xiv)	Revenues or sales;

(xv)	Expenses;

(xvi)	Operating profit margin;

(xvii)	Operating cash flow;

(xviii)	Free cash flow;

(xix)	Cash flow return on investment;

(xx)	Operating margin or net profit margin; or

(xxi)	Any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Board.

If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, then the Board may in its discretion modify such Management Objectives or the related level or levels of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code and the Board intends that such award should qualify as “performance-based compensation” for purposes of such section. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee.

(s)  “Market Value Per Share” means the value of a share of Common Stock determined as follows: if on the Date of Grant or other determination date the Common Stock is listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Market Value Per Share shall be the closing price of the Common Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Date of Grant or such other determination date (or if there is no such reported closing price, the Market Value Per Share shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Common Stock is not listed on such an exchange, quoted on such system or traded on such a market, then the Market Value Per Share shall be the value of the Common Stock as determined by the Board in good faith in a manner consistent with Section 409A of the Code.

(t)  “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(u)  “Option Price” means the purchase price payable on exercise of an Option Right.

(v)  “Option Right” means the right to purchase shares of Common Stock upon exercise of an option granted pursuant to Section 5 of this Plan.

(w)  “Other Agreement” means any agreement, contract or understanding entered into by a Participant with the Company or any Subsidiary that expressly addresses Section 280G or Section 4999 of the Code.

(x)  “Parachute Payment” means a “parachute payment” within the meaning of Section 280G(b)(2) of the Code.

(y)  “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time (i) a Director, officer or other employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, or (ii) a consultant or advisor (who is a natural person) to the Company or any one or more of its Subsidiaries.

(z)  “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.

(aa)  “Performance Share” means a bookkeeping entry that records the equivalent of one share of Common Stock awarded pursuant to Section 8 of this Plan.

(bb)  “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.

(cc)  “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

(dd)  “Plan” means the Verso Technologies, Inc. 2007 Stock Incentive Plan, as may be amended from time to time.

(ee)  “Prior Stock Incentive Plan” means each of the 1999 Stock Incentive Plan, the Company’s 1995 Stock Incentive Plan, the Company’s 1997 Stock Incentive Plan and the Company’s 1998 Stock Incentive Plan.

(ff)  “Restricted Stock” means shares of Common Stock granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfer has expired.

(gg)  “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(hh)  “Restricted Stock Unit” means an award made pursuant to Section 7 of this Plan of the right to receive shares of Common Stock or cash at the end of a specified period.

(ii)  “Retirement” means, with respect to any Participant, termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of this Plan, early) retirement/pension plan or practice of the Company or any Subsidiary then covering the Participant; provided, however, that if the Participant is not covered by any such plan or practice, then the Participant will be deemed to be covered by the Company’s plan or practice for purposes of this determination.

(jj)  “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(kk)  “Subsidiary” means a corporation, company or other entity (i) at least 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that (A) for purposes of determining whether a Participant may receive a grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50% of the total combined voting power represented by all classes of stock issued by such corporation, and (B) for purposes of determining whether a Participant may receive a grant of any other Option Rights, “Subsidiary” means any member of the Company’s controlled group described in Section 16(b) of this Plan.

(ll)  “Surviving Incumbent Directors” means (i) the individuals who were Incumbent Directors immediately prior to the effective date of a merger or consolidation to which the Company is a party, or the effective date of a share exchange in which the Company exchanges the Company’s shares for shares of another corporation, which does not constitute a Change of Control as a result of Section 12(d) of this Plan and who constitute immediately after such effective date at least a majority of the board of directors of the surviving corporation resulting from such merger or consolidation, and (ii) any individual becoming a director of such surviving corporation whose election, nomination for election by such surviving corporation’s shareholders, or appointment, was approved by a vote of at least a majority of the then Surviving Incumbent Directors (either by a specific vote or by approval of the proxy statement of such surviving corporation in which such individual is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be a Surviving Incumbent Director if such individual’s election or appointment to the board of directors of such surviving corporation occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) promulgated under the Exchange Act) with respect to the election or removal of directors of such surviving corporation or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of such surviving corporation.

(mm)  “Voting Securities” means, at any time, (i) the securities entitled to vote generally in the election of Directors in the case of the Company, or (ii) the securities entitled to vote generally in the election of members of the board of directors or similar body in the case of another legal entity.

3.  Successor to Prior Plan. This Plan was adopted by the Board on October 24, 2007. This Plan is intended as the successor to the 1999 Stock Incentive Plan. As of the Effective Date, no additional awards shall be granted under the 1999 Stock Incentive Plan. Any shares of Common Stock remaining available for issuance under the 1999 Stock Incentive Plan as of the Effective Date shall be included in the number of shares of Common Stock that may be issued pursuant to this Plan as provided in Section 4(a)(i) of this Plan and shall be available for issuance pursuant to grants of Option Rights, Performance Shares, Performance Units, or grants or sales of Restricted Stock or Restricted Stock Units, under this Plan. Outstanding awards granted under any Prior Stock Incentive Plan shall remain subject to the terms of such Prior Stock Incentive Plan, except that the Board may elect to extend one or more of the features of this Plan to awards granted under any Prior Stock Incentive Plan. Any shares of Common Stock subject to outstanding awards granted under any Prior Stock Incentive Plan that expire or are forfeited or are cancelled after the Effective Date shall be added to the maximum number of shares available under this Plan as provided in Section 4(a)(i) of this Plan and shall become available for the grant of Option Rights, Performance Shares, Performance Units, or the grant or sale of Restricted Stock or Restricted Stock Units, under this Plan. All grants of Option Rights, Performance Shares, Performance Units, or grants or sales of Restricted Stock or Restricted Stock Units, under this Plan subsequent to the Effective Date shall be subject to the terms of this Plan.

4.  Shares Subject to this Plan.

(a)  Maximum Shares Available Under this Plan.

(i)  Subject to adjustment as provided in Section 11 of this Plan, the number of shares of Common Stock that may be issued or transferred (A) upon the exercise of Option Rights; (B) as Restricted Stock and released from substantial risks of forfeiture thereof; (C) in payment of Restricted Stock Units; (D) in payment of Performance Shares or Performance Units that have been earned; or (E) in payment of dividend equivalents paid with respect to awards made under this Plan will not exceed in the aggregate 10,000,000 shares of Common Stock, plus (1) any shares of Common Stock remaining available for issuance under the 1999 Stock Incentive Plan as of the Effective Date and (2) any shares of Common Stock subject to outstanding awards granted under any Prior Stock Incentive Plan which subsequently expire or are forfeited or are cancelled after the Effective Date. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)  Shares of Common Stock subject to an award granted under this Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, (A) upon payment in cash of all or any portion of the benefit provided by any award granted under this Plan (including, without limitation, any cash utilized by the Company to satisfy any tax withholding requirement with respect to such award), any unissued shares of Common Stock that otherwise would have been issued pursuant to that award will be available for issue or transfer under this Plan and (B) any shares of Common Stock subject to awards granted under this Plan that expire or are forfeited or are cancelled will be available for issue or transfer under this Plan. Notwithstanding anything to the contrary contained herein: (1) shares of Common Stock tendered in payment of the Option Price of an Option Right shall not be added to the aggregate plan limit described above; (2) shares of outstanding Common Stock withheld from the Participant and redeemed by the Company or sold on the Participant’s behalf to satisfy any tax withholding obligation shall not be added to the aggregate plan limit described above; and (3) shares of Common Stock that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above.

(b)  Life-of-Plan Limits. Notwithstanding anything in this Section 4, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 11 of this Plan:

(i)  The aggregate number of shares of Common Stock actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 10,000,000.

(ii)  The aggregate number of shares of Common Stock issued as Restricted Stock (and released from substantial risks of forfeiture), Restricted Stock Units, Performance Shares or Performance Units shall not exceed 10,000,000.

(c)  Individual Participant Limits. Notwithstanding anything in this Section 4, or elsewhere in this Plan, to the contrary and subject to adjustment pursuant to Section 11 of this Plan:

(i)  No Participant shall be granted Option Rights, in the aggregate, for more than 2,000,000 shares of Common Stock during any calendar year.

(ii)  No Participant will be granted Restricted Stock or Restricted Stock Units that specify Management Objectives or Performance Shares, in the aggregate, for more than 2,000,000 shares of Common Stock during any calendar year.

(iii)  Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $2,000,000.

5.  Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase shares of Common Stock. Each such grant will be subject to all of the requirements contained in the following provisions:

(a)  Each grant of Option Rights will specify the number of shares of Common Stock to which it pertains subject to the limitations set forth in Section 4 of this Plan.

(b)  Each grant of Option Rights will specify an Option Price per share, which may not be less than the Market Value Per Share on the Date of Grant.

(c)  Each grant of Option Rights will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of shares of Common Stock owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.

(d)  To the extent permitted by law, any grant of Option Rights may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.

(e)  Successive grants of Option Rights may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.

(f)  Each grant of Option Rights will specify the period or periods (if any) of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights as provided in Section 9 of this Plan or, subject to Section 17 of this Plan, in the event of a Change of Control.

(g)  Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights. The grant of such Option Rights will specify that, before the exercise of such rights, the Board must determine that the Management Objectives have been satisfied.

(h)  Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify or (iii) combinations of the foregoing.

(i)  No Option Right will be exercisable more than 10 years from the Date of Grant.

(j)  Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.

6.  Restricted Stock. The Board may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale will be subject to all of the requirements contained in the following provisions:

(a)  Each grant or sale of Restricted Stock will constitute an immediate transfer of the ownership of shares of Common Stock to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

(b)  Each grant or sale of Restricted Stock may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c)  Each such grant or sale of Restricted Stock may provide that the Restricted Stock covered by such grant or sale vest upon the passage of time, subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of time as determined by the Board at the Date of Grant, and may provide for the earlier lapse of such substantial risk of forfeiture as provided in Sections 6(e) or 9 of this Plan or, subject to Section 17 of this Plan, in the event of a Change of Control.

(d)  Each grant or sale of Restricted Stock will provide that during the period for which any such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

(e)  Any grant or sale of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock and, in addition, may provide for the earlier termination of these restrictions as provided in Section 9 of this Plan or, subject to Section 17 of this Plan, in the event of a Change of Control. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of Restricted Stock will specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock, the Board must determine that the Management Objectives have been satisfied.

(f)  Any grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.

(g)  Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.

(h)  Without limiting the generality of the foregoing, if and to the extent that the Board determines that any award of Restricted Stock to be granted or sold to a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, then (i) the grant or sale of such award shall specify, and the payment and/or settlement of such award shall be contingent upon the achievement of, Management Objectives; and (ii) such Restricted Stock shall otherwise be subject to such other terms and conditions as are necessary for the award thereof to comply with Section 162(m) of the Code.

7.  Restricted Stock Units. The Board may also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale will be subject to all of the requirements contained in the following provisions:

(a)  Each grant or sale of Restricted Stock Units will constitute the agreement by the Company to deliver shares of Common Stock, cash or any combination thereof, as determined by the Board, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify. Each grant of Restricted Stock Units may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives. The grant of such Restricted Stock Units will specify that, before the termination or early termination of the restrictions applicable to such Restricted Stock Units, the Board must determine that the Management Objectives have been satisfied.

(b)  Each grant or sale of Restricted Stock Units may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value Per Share at the Date of Grant.

(c)  The duration of the Restriction Period applicable to each grant or sale of Restricted Stock Units shall be determined by the Board at the Date of Grant and may provide for the earlier lapse or other modification of such Restriction Period as provided in Section 9 of this Plan or, subject to Section 17 of this Plan, in the event of a Change of Control.

(d)  During the Restriction Period, the Participant will have no right to transfer any rights under the Participant’s award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may, at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.

(e)  Each grant or sale of Restricted Stock Units will specify the time and manner of payment of Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(f)  Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.

(g)  Without limiting the generality of the foregoing, if and to the extent that the Board determines that any award of Restricted Stock Units to be granted or sold to a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, then (i) the grant or sale of such award shall specify, and the payment and/or settlement of such award shall be contingent upon the achievement of, Management Objectives; and (ii) such Restricted Stock Units shall otherwise be subject to such other terms and conditions as are necessary for the award thereof to comply with such section.

8.  Performance Shares and Performance Units. The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant will be subject to all of the requirements contained in the following provisions:

(a)  Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code and the Board intends that such award should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code.

(b)  The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year), commencing with the Date of Grant as will be determined by the Board at the time of grant which may be subject to earlier lapse or other modification as provided in Section 9 of this Plan or, subject to Section 17 of this Plan, in the event of a Change of Control.

(c)  Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the level(s), but falls short of full achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must determine that the Management Objectives have been satisfied; provided, however the Board may provide for the earlier termination of these restrictions as provided in Section 9 of this Plan or, subject to Section 17 of this Plan, in the event of a Change of Control.

(d)  Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in shares of Common Stock or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(e)  Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of shares of Common Stock issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.

(f)  The Board may, at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current, deferred or contingent basis, either in cash or in additional shares of Common Stock.

(g)  Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.

(h)  Without limiting the generality of the foregoing, if and to the extent that the Board determines that any award of Performance Shares or Performance Units to be granted to a Covered Employee should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, then (i) the grant of such award shall specify, and the payment and/or settlement of such award shall be contingent upon the achievement of, Management Objectives; and (ii) such Performance Shares or Performance Units shall otherwise be subject to such other terms and conditions as are necessary for the award thereof to comply with Section 162(m) of the Code.

9.  Effect of Termination of Employment or Other Service. The Board shall determine the effect on an award granted under this Plan of the death, Disability, Retirement, termination of employment or service or other change in the employment or other status of a Participant. Unless otherwise provided in the applicable Evidence of Award:

(a)  In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death or Disability: (i) all Option Rights held by the Participant will become immediately exercisable in full and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option Right); (ii) all restrictions applicable to Restricted Stock held by the Participant will be deemed fully satisfied upon such termination; (iii) all restrictions and the Restriction Period applicable to Restricted Stock Units held by the Participant will be deemed fully satisfied and will lapse, respectively, upon such termination; and (iv) the Management Objectives and the Performance Period applicable to Performance Shares or Performance Units held by the Participant will be deemed satisfied and will lapse, respectively, upon such termination.

(b)  In the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of Retirement: (i) all Option Rights which are not Incentive Stock Options held by the Participant will become immediately exercisable in full and will remain exercisable for a period of one year after such termination (but in no event after the expiration date of any such Option Right); (ii) all Option Rights which are Incentive Stock Options held by the Participant will become immediately exercisable in full and will remain exercisable for a period of three months after such termination (but in no event after the expiration date of any such Option Right); (iii) all restrictions applicable to Restricted Stock held by the Participant will be deemed fully satisfied upon such termination; (iv) all restrictions and the Restriction Period applicable to Restricted Stock Units held by the Participant will be deemed fully satisfied and will lapse, respectively, upon such termination; and (v) the Management Objectives and the Performance Period applicable to Performance Shares or Performance Units held by the Participant will be deemed satisfied and will lapse, respectively, upon such termination.

(c)  Subject to the second sentence of this Section 9(c) with respect to Option Rights, in the event a Participant’s employment or other service is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ or service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ or service of the Company or another Subsidiary): (i) all rights of the Participant under this Plan and any Evidence of Award will immediately terminate without notice of any kind; (ii) any Option Rights held by the Participant will be terminated; (iii) any Restricted Stock held by the Participant will be forfeited; (iv) any Restricted Stock Units held by the Participant which are subject to restrictions that have not been satisfied or to a Restriction Period which has not lapsed will be forfeited; and (v) any Performance Shares or Performance Units held by the Participant which have not become payable to the Participant will be forfeited. However, (i) if the termination of the Participant’s employment or other service is due to any reason other than termination by the Company or any Subsidiary for Cause, then all Option Rights held by the Participant will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option Rights), and (ii) if such termination is due to termination by the Company or any Subsidiary for Cause, then Option Rights held by the Participant will remain exercisable as of such termination for a period of one month after such termination (but in no event after the expiration date of any such Option Rights).

10.  Administration of this Plan.

(a)  This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to the Compensation Committee of the Board or any other committee of the Board (or a subcommittee thereof), as constituted from time to time. To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.
(b)  The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. The Board may correct any defect, supply any omission or reconcile any inconsistency in this Plan or any agreement, notification or document evidencing the grant of Option Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units in the manner and to the extent the Board shall deem expedient to carry this Plan into effect.

(c)  To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Option Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units (subject to any limitations under this Plan) to employees or officers of the Company or any of its present or future Subsidiaries and to exercise such other powers under this Plan as the Board may determine; provided, however, that (i) the Board shall fix the maximum number of shares subject to any Option Rights, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units that the officers may grant and (ii) no officer shall be authorized to grant any awards under this Plan to any “executive officer” of the Company (as defined by Rule 3b-7 promulgated under the Exchange Act) , any “officer” of the Company (as defined by Rule 16a-1 promulgated under the Exchange Act) or any other Covered Employee.

(d)  No Director or officer of the Company acting pursuant to the authority delegated to a committee of the Board (or a subcommittee thereof) or to such officer by the Board pursuant to this Section 9 shall be liable for any action or determination relating to or under this Plan made in good faith.

11.  Adjustments. The Board shall make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights, Restricted Stock Units, Performance Shares and Performance Units granted under this Plan, in the Option Price, and in the kind of shares covered thereby, as the Board, in its sole discretion, may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company or (ii) any merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board may also make or provide for such adjustments in the numbers of shares specified in Section 4 of this Plan as the Board in its sole discretion may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 4(b)(i) of this Plan will be made only if and to the extent that such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify.

12.  Change of Control. For purposes of this Plan, except as may be otherwise defined in an individual Participant’s Evidence of Award, a “Change of Control” shall mean the occurrence of any of the following events:

(a)  the sale, lease, exchange or other transfer, directly or indirectly, of substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a Person that is not controlled by the Company;

(b)  the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company;

(c)  any person becomes after the Effective Date the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of (i) 20% or more, but less than 50%, of the then-outstanding Voting Securities of the Company unless the transaction resulting in such ownership has been approved in advance by the Incumbent Directors, or (ii) 50% or more of the then-outstanding Voting Securities of the Company (regardless of any approval by the Incumbent Directors) other than as a result of a merger, consolidation or share exchange that would not constitute a Change of Control pursuant to Section 12(d) of this Plan;

(d)  a merger or consolidation to which the Company is a party, or a share exchange in which the Company exchanges the Company’s shares for shares of another corporation, if the shareholders of the Company immediately prior to the effective date of such merger, consolidation or share exchange have beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), immediately following the effective date of such merger, consolidation or share exchange, of securities of the surviving corporation representing 50% or less of the then-outstanding Voting Securities of the surviving corporation (regardless of any approval by the Incumbent Directors) unless persons who are Incumbent Directors immediately prior to the effective date of such merger, consolidation or share exchange constitute a least a majority of the board of directors of the surviving corporation immediately after such effective date;

(e)  the Incumbent Directors cease for any reason to constitute at least a majority of the Board;

(f)  the Surviving Incumbent Directors cease for any reason to constitute at least a majority of the board of directors of the surviving corporation resulting from a merger or consolidation to which the Company is a party, or a share exchange in which the Company exchanges the Company’s shares for shares of another corporation, which does not constitute a Change of Control as a result of Section 12(d) of this Plan; or

(g)  any other change in control of the Company of a nature that would be required to be reported pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirements.

13.  Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

14.  Transferability.

(a)  No Option Right granted under this Plan shall be transferable by the Participant except by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights will be exercisable during the Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

(b)  The Board may specify at the Date of Grant that part or all of the shares of Common Stock that are (i) to be issued or transferred by the Company upon the exercise of Option Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.

15.  Withholding Taxes. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an award made under this Plan. The Company may satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, then the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture or otherwise in payment of any award granted under this Plan or, if the Company so requires, at the same time as the payment of the Option Price unless the Company determines otherwise. If provided for in an Evidence of Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the award made under this Plan creating the tax obligation, valued at their Market Value Per Share; provided, however, except as otherwise provided by the Board, that the total tax withholding where Common Stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

16.  Compliance with Section 409A of the Code.

(a)  To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any regulations or any other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b)  In order to determine for purposes of Section 409A of the Code whether a Participant is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the shares of Common Stock that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(i)  In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3); and

(ii)  In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

(c)  Notwithstanding any provision of this Plan to the contrary, to the extent an award shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change of Control and such Change of Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then even though such award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change of Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant upon the earliest to occur of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), then the payment date shall be the date that is six months after the date of the Participant’s separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.

17.  Parachute Limitations. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Subsidiary, except an Other Agreement, and notwithstanding any Benefit Arrangement, if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option Right, Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a Parachute Payment and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment or benefit under this Plan, in conjunction with all other rights, payments or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the Participant shall have the right, in the Participant’s sole discretion, to designate those rights, payments or benefits under this Plan, any Other Agreements and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Participant under this Plan be deemed to be a Parachute Payment.

18.  Effective Date. This Plan will be effective as of the Effective Date.

19.  Amendments.

(a)  The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the shareholders of the Company in order to comply with applicable law or the rules of the Nasdaq Stock Market LLC or, if the shares of Common Stock are not traded on the Nasdaq Capital Market, the principal national securities exchange upon which the shares of Common Stock are traded or quoted, then, such amendment will be subject to shareholder approval and will not be effective unless and until such approval has been obtained. In addition, if at any time the approval of the Company’s shareholders is required under Section 422 of the Code in order to amend this Plan, then such amendment will also be subject to shareholder approval and will not be effective unless and until such approval has been obtained. Unless otherwise specified in the amendment, any amendment to this Plan adopted in accordance with this Section 19 shall apply to, and be binding on the holders of, all awards outstanding under this Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially or adversely affect the rights of Participants.

(b)  The Board will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the shareholders of the Company. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan or other adjustments necessary to continue compliance with Section 409A of the Code.

(c)  If permitted by Section 409A of the Code, in case of termination of employment by reason of death, Disability or Retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or who holds shares of Common Stock subject to any transfer restriction imposed pursuant to Section 14 of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d)  Subject to Section 19(b) of this Plan, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code and the Board intends that such award should qualify as “performance-based compensation” for purposes such section. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee. Subject to Section 11 of this Plan, no such amendment shall impair the rights of any Participant without the Participant’s consent.

20.  Termination. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination. No grant will be made under this Plan more than 10 years after the date on which this Plan is first approved by the shareholders of the Company, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.

21.  Requirements of Law.

(a)  The Company shall not be required to sell or issue any shares of Common Stock under any award under this Plan if the sale or issuance of such shares would constitute a violation by the Participant, any other individual exercising an Option Right, or the Company of any provision of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an award under this Plan upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the sale or issuance of shares under this Plan, no shares of Common Stock may be issued or sold to the Participant or any other individual exercising an Option Right pursuant to such award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option Right or the delivery of any shares of Common Stock underlying an award under this Plan, unless a registration statement under the Securities Act is in effect with respect to the shares of Common Stock covered by such award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Participant or any other individual exercising an Option Right may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered by this Plan pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option Right or the issuance of shares of Common Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option Right shall not be exercisable until the shares of Common Stock covered by such Option Right are registered or are exempt from registration, the exercise of such Option Right under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

(b)  With respect to Persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Exchange Act. To the extent any provision of this Plan or action by the Board fails to so comply, it shall be deemed modified so as to be in compliance with such rule or, if such modification is not possible, it shall be deemed to be null and void to the extent permitted by law and deemed advisable by the Board. In the event that Rule 16b-3 promulgated under the Exchange Act is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

22.  Governing Law. This Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Minnesota.

23.  Unfunded Plan. This Plan is intended to be an unfunded plan. Participants are and shall be at all times general creditors of the Company with respect to all awards granted under this Plan. If the Board or the Company chooses to set aside funds in a trust or otherwise for the payment of awards granted under this Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

24.  Miscellaneous Provisions.

(a)  The Company will not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.

(b)  This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c)  To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d)  Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.

(e)  No Participant shall have any rights as a shareholder with respect to any shares subject to awards granted to such Participant under this Plan prior to the date as of which such Participant is actually recorded as the holder of such shares upon the stock records of the Company.

(f)  The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of such Participant’s right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(g)  Participants shall provide the Company with a written election form setting forth the name and contact information of the Person who will have beneficial ownership rights upon the death of the Participant.

(h)  If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of this Plan shall remain in full force and effect.